Exhibit 10.11

Execution Copy

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective as of the 16th day of June, 2026,

BETWEEN:

NUCLEA ENERGY INC., a company organized under the laws of the Province of British Columbia, with a registered office at 20 – 15315 66 Avenue, Surrey, British Columbia, V3S 2A1

(the “Company”)

AND:

JOSEF FREUNDORFER, an individual, residing at 8-148 Glenlake Avenue, Toronto, Ontario, M6P 1E7

(the “Executive”)

WHEREAS:

A.	The Company and the Executive entered into an executive employment agreement made as of June 1, 2026 (the “Executive Employment Agreement”); and

B.	The Company and the Executive wish to amend the Executive Employment Agreement on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby agree as follows:

1.1	Definitions

All capitalized terms in this Agreement shall have the meanings ascribed thereto in the Executive Employment Agreement, unless otherwise defined herein.

1.2	Amended Terms

Effective as of the date first above written, Section 3.1(b)(i) of the Executive Employment Agreement shall be deleted in its entirety and replaced with the following:

“(i)	the Company raising at least $100,000,000 in the aggregate in equity financing on or before the first anniversary of the Effective Date, excluding any proceeds raised pursuant to the IPO;”

1.3	All Other Terms

Except as amended hereby, the Executive Employment Agreement, as amended by this Agreement, remains in full force and effect and is hereby ratified and confirmed in all respects.

1.4	Conflict

To the extent there is any conflict or inconsistency between the provisions of this Agreement and any provisions of the Executive Employment Agreement, the provisions of this Agreement shall govern and prevail to the extent of such conflict or inconsistency.

1.5	Time of the Essence

Time shall be of the essence of this Agreement.

1.6	Governing Law; Venue

This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein, which shall be deemed to be the proper law hereof. Except as otherwise provided herein, the Parties attorn to the non-exclusive jurisdiction of the courts located at Vancouver, British Columbia with respect to any disputes arising out of this Agreement.

1.7	Enurement and Assignment

This Agreement shall enure to the benefit of the parties, their respective heirs, successors and permitted assigns.

1.8	Counterparts

This Agreement may be executed in counterparts and may be executed by facsimile or other electronic means, and each of such counterparts shall be deemed an original, and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the year and day first above written.

NUCLEA ENERGY INC.

Per:
Authorized Signatory

JOSEF FREUNDORFER